UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  May 20, 2011

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive offices and registrant's telephone number	IRS Employer Identification Number

1-8841	NextEra Energy, Inc.	59-2449419
700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000

State or other jurisdiction of incorporation or organization:  Florida

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)
As described in Item 5.07 of this Current Report on Form 8-K, on May 20, 2011, at the NextEra Energy, Inc. 2011 Annual Meeting of Shareholders, the shareholders of NextEra Energy, Inc. (NextEra Energy or the Company) approved the NextEra Energy, Inc. 2011 Long Term Incentive Plan (the 2011 LTIP).  The 2011 LTIP had been approved by NextEra Energy’s Board of Directors (the Board) on December 10, 2010, subject to receipt of shareholder approval, and became effective upon receipt of shareholder approval on May 20, 2011.

The following description of certain terms of the 2011 LTIP is qualified in all respects by the terms of the 2011 LTIP, which is filed as Exhibit 10(a) to this Current Report on Form 8-K, and incorporated herein by reference.

Term.  The 2011 LTIP terminates automatically ten years after its effective date, unless it is earlier terminated by the Board.

Eligibility.  Awards may be granted under the 2011 LTIP only to individuals who are officers or other employees of NextEra Energy, its subsidiaries and other affiliates.

Awards.  The following type of awards may be made under the 2011 LTIP, subject to limitations set forth in the 2011 LTIP:

•	stock options, which may be either incentive stock options or non-qualified stock options;

•	restricted stock;

•	deferred stock units, also referred to as “restricted stock units”;

•	performance shares or other performance-based awards;

•	dividend equivalent rights;

•	stock appreciation rights; and

•	other equity-based awards, including unrestricted stock.

Shares Available for Issuance.  Subject to adjustment as provided in the 2011 LTIP, the maximum number of shares of the Company’s common stock that are available for issuance under the 2011 LTIP is 14 million shares, plus the number of shares subject to awards outstanding under the Company’s Amended and Restated Long Term Incentive Plan as of May 20, 2011 (the effective date of the 2011 LTIP) which thereafter terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such shares.

A description of the material terms of the 2011 LTIP is set forth in Proposal 3, under the heading “Approval of the NextEra Energy, Inc. 2011 Long Term Incentive Plan,” in the Company’s definitive proxy statement on Schedule 14A for the 2011 Annual Meeting of Shareholders, filed with the Securities and Exchange Commission on April 5, 2011.

Item 5.07  Submission of Matters to a Vote of Security Holders

(a)
The Company held its 2011 Annual Meeting of Shareholders (the 2011 Annual Meeting) on May 20, 2011 in Juno Beach, Florida.  At the 2011 Annual Meeting, the Company’s shareholders approved four proposals and chose “1 Year” as the frequency with which NextEra Energy should hold a non-binding shareholder advisory vote to approve its compensation of its named executive officers.  The proposals are described in detail in the Company’s definitive proxy statement on Schedule 14A for the 2011 Annual Meeting of Shareholders, filed with the Securities and Exchange Commission on April 5, 2011.

(b)	The final voting results with respect to each proposal voted upon at the Annual Meeting are set forth below.

Proposal 1

The Company’s shareholders elected each of the 13 nominees to the Board of Directors for a one-year term by a majority of the votes cast, as set forth below:

	FOR	WITHHELD	BROKER NON-VOTES

Sherry S. Barrat	269,932,823	11,621,962	73,079,497
Robert M. Beall, II	270,247,701	11,307,084	73,079,497
J. Hyatt Brown	273,853,277	7,701,508	73,079,497
James L. Camaren	272,427,806	9,126,979	73,079,497
Kenneth B. Dunn	279,103,822	2,450,963	73,079,497
J. Brian Ferguson	271,691,377	9,863,408	73,079,497
Lewis Hay, III	269,040,082	12,514,703	73,079,497
Toni Jennings	272,187,178	9,367,607	73,079,497
Oliver D. Kingsley, Jr.	278,603,097	2,951,688	73,079,497
Rudy E. Schupp	271,535,252	10,019,533	73,079,497
William H. Swanson	278,801,247	2,753,538	73,079,497
Michael H. Thaman	277,460,489	4,094,296	73,079,497
Hansel E. Tookes, II	248,653,683	32,901,102	73,079,497

There were no abstentions in the election of directors.

Proposal 2

The Company’s shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2011, as set forth below:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES

349,140,195	4,393,757	1,100,330	-

Proposal 3

The Company’s shareholders approved a proposal to approve the NextEra Energy, Inc. 2011 Long Term Incentive Plan, as set forth below:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES

224,449,486	54,846,190	2,259,109	73,079,497

Proposal 4

The Company’s shareholders approved, by non-binding advisory vote, NextEra Energy's compensation of its named executive officers as disclosed in the proxy statement for the 2011 Annual Meeting, as set forth below:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES

263,246,706	14,636,366	3,671,713	73,079,497

Proposal 5

By non-binding advisory vote, the Company’s shareholders chose “1 Year” as the frequency with which NextEra Energy should hold a non-binding shareholder advisory vote to approve its compensation of its named executive officers, as set forth below:

1 YEAR	2 YEARS	3 YEARS	ABSTENTIONS	BROKER NON-VOTES

239,329,575	2,827,150	36,071,670	3,326,390	73,079,497

(d)
In light of the shareholder vote on Proposal 5 referenced above, NextEra Energy’s Board of Directors has determined that the Company will hold a non-binding shareholder advisory vote to approve NextEra Energy’s compensation of its named executive officers as disclosed in its annual meeting proxy statement (a “say-on-pay vote”) every year until it next holds a non-binding shareholder advisory vote on the frequency with which the Company should hold future say-on-pay votes.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

10(a)	NextEra Energy, Inc. 2011 Long Term Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NextEra Energy, Inc.
(Registrant)

Date:  May 25, 2011

CHARLES E. SIEVING
Charles E. Sieving Executive Vice President & General Counsel